UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2008

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2007 Report on Form 10-K filed on March 20, 2008.

B.	Supplemental Information

Thank you and welcome to our second quarter earnings conference call. For the quarter, our attendance was down 5% versus prior year. This was partially due to us having our earliest Easter on March 23rd and the resulting shift of some of our peak season into the first quarter over prior year. On a year to date basis through the second quarter, our attendance was flat to 2007. Our international market had high-single digit percentage growth for the year to date period and mid-single digit percentage growth for the quarter. Our domestic market had mid-single digit percentage declines for the year to date period and high-single digit percentage declines for the quarter.

During the second quarter our total revenues decreased $17 million, which was driven by the decrease in attendance and a 2% decrease in per capita spending on admission passes, food and beverage and merchandise products. Our total operating expenses decreased by $1.0 million or less than 1%. This was driven primarily by the expenses that correlate to revenue and the timing of marketing spending and offset by increased costs relating to our new attractions, The Simpsons and Disaster. For the quarter, our operating income and net income decreased approximately $16 million at the UCDP level. On a consolidated basis, operating income decreased $16 million and net income decreased $15 million. On a year to date basis, operating revenues increased $5.2 million for both companies while net income increased $3.5 million at the UCDP level and $5.6 million on a consolidated basis.

For the June year to date period, UCDP produced $100 million in operating cash flow, which was unfavorable by $35 million through the same period in prior year. This unfavorability was due to $42 in working capital, driven by accounts payable and accrued liabilities and partially offset by a $3.5 million in increased net income and $2.9 million in gains from our unconsolidated entities.

Cash used in investing activities consisted of $61 million in capital expenditures versus $22 million in the prior year as we continue construction of the Hollywood Rip, Ride, Rockit coaster and the Harry PotterTM project, in addition to the recently completed the SimpsonsTM attraction. Our capital expenditure spending for all of 2008 will be approximately $150 million, which will be partially funded from partner contributions. For UCDP, cash used in financing activities related to distributions paid to Holdings of $20 million for interest. Holdings generated operating cash flow of $80 million, which is $100 million from UCDP, less Holdings interest.

At the end of Q2 we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of $134 million with an incremental $10 million at Holdings for a consolidated total of $144 million. We also had basket availability of $98 million for UCDP and $149 million for Holdings.

We continue to work on the initiatives discussed on our prior call. For example; the SimpsonsTM attraction is now open and we had a successful grand opening in May and in July we had our 1 millionth rider, and the attraction was named “best new theme park attraction” worldwide for 2008 by Theme Park Insider.com. We are pleased with the progress of construction on the Wizarding World of Harry PotterTM attraction and the new coaster.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: August 8, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: August 8, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: August 8, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: August 8, 2008	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer